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                                                                     EXHIBIT 5.1

                           CHOATE, HALL & STEWART LLP

                                 EXCHANGE PLACE

                                 53 STATE STREET

                        BOSTON, MASSACHUSETTS 02109-2804

                         T (617)248-5000 F(617)248-4000
                                 www.choate.com

                                              May 18, 2005

Sierra Pacific Resources
P.O. Box 10100
6100 Neil Road
Reno, Nevada 89520-0400

Ladies and Gentlemen:

      This opinion is delivered in connection with the filing of a registration statement on Form S-4, File No. 333-24083 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of (i) 4,704,350 of the Company's new Premium Income Equity Securities (the "New PIES"), initially to be issued as 4,704,350 Corporate PIES of the Company; (ii) 16,983,174 shares (the "Shares") of the Company's Common Stock, $1.00 par value per share (the "Common Stock"), which may be issued pursuant to Stock Purchase Contracts (as defined below), and Common Stock purchase rights issued and attached to the Common Stock (the "Common Stock Purchase Rights") pursuant to the Amended and Restated Rights Agreement between Sierra Pacific Resources and Wells Fargo Bank Minnesota, N.A., as successor Rights Agent, dated as of February 28, 2001; (iii) $235,218,000 aggregate principal amount of beneficial interests in Senior Notes (as defined below) to be issued as components of the New PIES; and (iv) the Stock Purchase Contracts ("Stock Purchase Contracts") to be issued as components of the New PIES. Each of the New PIES, the underlying Stock Purchase Contracts, Shares and related Common Stock Purchase Rights and Senior Notes (collectively, the "Registered Securities") are to be issued in connection with the Company's offer to exchange its outstanding Premium Income Equity Securities (the "Old PIES") for New PIES.

      Each New PIES will consist of a Stock Purchase Contract and either (a) a 1/20th, or 5%, undivided beneficial interest in a Senior Note (the "Senior Notes") issued under the Indenture dated as of May 1, 2000, between the Company and The Bank of New York, as Trustee (the "Indenture Trustee"), as supplemented by an Officer's Certificate thereto establishing the terms of the Senior Notes (the "Indenture"), or (b) U.S. Treasury Securities, pledged to secure the holder's obligation to purchase shares of Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the "Purchase Contract Agreement"), between the Company and The Bank of New York, as purchase contract agent (the "Purchase Contract Agent").

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Sierra Pacific Resources
May 18, 2005
Page 2

      In connection with rendering this opinion, we have examined the Registration Statement, the Indenture, the form of Stock Purchase Contract, the form of Senior Note and the form of Purchase Contract Agreement. We have also examined originals or duplicate or certified or conformed copies of such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that (i) at the time of execution, authentication, issuance and delivery of the Senior Notes, the Indenture will be the valid and legally binding obligation of the Indenture Trustee, and (ii) at the time of execution, issuance and delivery of the Stock Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent. As to any facts material to our opinion, we have relied upon certificates and representations of public officials and of officers and representatives of the Company.

      As counsel for the Company, based on and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

      1. The New PIES and the underlying Stock Purchase Contracts will be valid and legally binding obligations of the Company upon:






      (a) Compliance with the Securities Act and action of the Securities and Exchange Commission permitting the Registration Statement to become effective; and

      (b) The issuance and sale of the New PIES and the underlying Stock Purchase Contracts, each for the consideration contemplated by, and otherwise in conformity with, the Registration Statement.

      2. The Shares and the related Common Stock Purchase Rights will be validly issued, fully paid and non-assessable and the Common Stock Purchase Rights will be valid and legally binding obligations of the Company upon:


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Sierra Pacific Resources
May 18, 2005
Page 3

      (a) Compliance with the Securities Act and action of the Securities and Exchange Commission permitting the Registration Statement to become effective; and

      (b) The issuance and sale of the Shares and the related Common Stock Purchase Rights for the consideration contemplated by, and otherwise in conformity with, the Registration Statement and the Stock Purchase Contracts.

      3. At the time they are issued, the Senior Notes will be valid and legally binding obligations of the Company upon:

      (a) Compliance with the Securities Act and the Trust Indenture Act of 1939, as amended, and action of the Securities and Exchange Commission permitting the Registration Statement to become effective;

      (b) The execution and delivery by a duly authorized officer or representative of the Company and by the Indenture Trustee of the proper papers with respect to the Senior Notes; and

      (c) The issuance and delivery of the Senior Notes in accordance with the corporate authorizations and in accordance with the terms and provisions of the Indenture (including without limitation due authorization thereof by the Indenture Trustee), for the consideration contemplated by, and otherwise in conformity with, the Registration Statement.

      Our opinions contained in paragraphs 1 and 3 are subject to the effect of
(i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance, equitable subordination, marshaling or other similar laws or doctrines now or hereafter in effect relating to creditors' rights and remedies generally and (ii) the application of principles of equity (regardless of whether considered at a proceeding in equity or at law) including, without limitation, the principle that equitable remedies, such as the remedy of specific performance, are subject to the discretion of the court before which any proceeding therefor may be brought.

      We express no opinion as to any provision contained in or otherwise made a part of the Registered Securities (i) providing for rights of indemnity or contribution, (ii) purporting to waive (or having the effect of waiving) any rights under the Constitution or laws of the United States of America or any state, (iii) providing for, or having the effect of, releasing any person prospectively from liability for its own wrongful or negligent acts, or breach of such documents and instruments, (iv) specifying the jurisdiction the laws of which shall be applicable thereto or specifying or limiting the jurisdictions before the courts of which cases relating to the Registered Securities may be brought, (v) restricting access to legal or equitable remedies, (vi) providing that the failure to exercise any right, remedy or option under the Registered Securities shall not operate as a waiver thereof, (vii) to the effect that amendments, waivers and modifications to the Registered Securities may only be made in writing, (viii) purporting to establish any evidentiary standard, (ix) granting any power of attorney, (x) purporting to waive or otherwise affect any

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Sierra Pacific Resources
May 18, 2005
Page 4

right to receive notice, or (xi) purporting to restrict competition.

      This opinion is limited to the laws of the State of New York and the federal laws of the United States of America. Insofar as this opinion relates to matters of law and legal conclusions governed by the laws of the State of Nevada, we have relied upon the opinion, subject to the same qualifications and exceptions set forth therein, of Woodburn and Wedge, Reno, Nevada, which is furnished herewith, as evidenced by the opinion of such firm to be filed with the Registration Statement and the consent contained in such opinion to the statements made in the Registration Statement in regard to such firm.

      We hereby consent to be named in the Registration Statement and in any amendments thereto as counsel for the Company, to the statements with reference to our firm made in the Registration Statement under the caption "Legal Opinions," and to the filing and use of this opinion as an exhibit to the Registration Statement.

      This opinion is limited to the matters expressly set forth herein. This opinion is given and speaks only as of the date hereof and is limited to our knowledge of the facts and the laws, statutes, rules and regulations, and judicial and administrative interpretations thereof, as currently in effect, and assumes no event will take place in the future which will affect the opinions set forth herein. These are all subject to change, possibly with retroactive effect. We assume no obligation to advise any party of changes of any kind that may hereafter be brought to our attention, even if such changes would affect our opinion, or to update or supplement this opinion after the date hereof.

                                                 Very truly yours,

                                                 /s/ CHOATE, HALL & STEWART LLP
                                                 ------------------------------
                                                 CHOATE, HALL & STEWART LLP